Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 21, 2012 and effective as of the Third Amendment Effective Date (as hereinafter defined), is made and entered into by and among ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (together with Borrower, the “Loan Parties”), the Requisite Lenders party hereto (or that have separately consented to this Amendment), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as one of the Requisite Lenders, Issuing Bank, Swing Line Lender and as the Administrative Agent.

RECITALS

A.                                    Borrower is a party to that certain Credit Agreement dated as of July 26, 2007, as amended by the First Amendment to Credit Agreement, dated as of February 17, 2010, and by the Second Amendment to Credit Agreement and Amendments to Loan Documents, dated as of March 25, 2011 (as amended and in effect immediately before giving affect to this Amendment, the “Existing Credit Agreement,” and as amended by this Amendment and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Borrower, Administrative Agent, and the lenders party thereto from time to time.

B.                                    Borrower has requested that the Requisite Lenders agree to amend the Existing Credit Agreement in the manner set forth in Section 2 herein, subject to, and in accordance with, the terms and conditions set forth herein.

C.                                    The Requisite Lenders are willing to agree to enter into this Amendment, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Requisite Lenders, Administrative Agent and the Loan Parties agree as follows:

1.                                      DEFINITIONS.  Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given in the Existing Credit Agreement, and the rules of construction set forth in the Credit Agreement shall apply to this Amendment.

2.                                      AMENDMENTS TO CREDIT AGREEMENT.

2.1                               Definitions.  With effect as of the Third Amendment Effective Date, the definition of “Consolidated EBITDA” in Section 1.1 of the Existing Credit Agreement is hereby amended by (i) adding the words “or line of business” between the words “Person” and “acquired” in clause (x) in the proviso to such definition; (ii) deleting the word “and” appearing immediately before clause (y) in the proviso to such definition and replacing it with “,” and (iii) adding the following at the end of such definition:

“and (z) for any Restricted Subsidiary which is a new Restricted Subsidiary without any historical operations (such as a “greenfield” project), until the date which is four full consecutive Fiscal Quarters after the first date such Restricted Subsidiary began its operations (which for any Gaming Facility shall mean the date it was first open to the public) (the “Initial Operation Date”), the Consolidated EBITDA of such Restricted Subsidiary for each relevant period shall be calculated as follows: (A) if the relevant date of calculation is less than two full calendar months after such Restricted Subsidiary’s Initial Operation Date, the Consolidated EBITDA of such Restricted Subsidiary shall be deemed to be such Restricted Subsidiary’s actual Consolidated EBITDA for the period beginning on such Initial Operation Date and ending on such date of calculation; and (B) if the relevant date of calculation is no less than two full calendar months after such Restricted Subsidiary’s Initial Operation Date, the Consolidated EBITDA of such Restricted Subsidiary shall be deemed to be equal to the product of (1) such Restricted Subsidiary’s Consolidated EBITDA for the period beginning on such Initial Operation Date and ending on such date of calculation multiplied by (2) a fraction, the numerator of which is the number of days in the Fiscal Year that includes such date of calculation and the denominator of which is the number of days in such period; provided that (I) for the avoidance of doubt, the provisions of this clause (z) shall not apply from and after the date which is four full consecutive Fiscal Quarters after such Restricted Subsidiary’s Initial Operation Date and (II) the provisions of this clause (z) shall not apply to any calculation for a period shorter than four full consecutive Fiscal Quarters.”

2.2                               Subsection 2.4B(iii)(c).  With effect as of the Third Amendment Effective Date, Subsection 2.4B(iii)(c) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)                            Prepayments and Reductions Due to Issuance of Debt Securities.  On the date of receipt by Borrower or any of its Restricted Subsidiaries of any Net Debt Proceeds from the issuance of any debt Securities or other forms of Indebtedness (other than the issuance of Indebtedness permitted under any of clauses (i) through (vii) or (ix) through (xiii) of Section 7.1) of Borrower after the Restatement Effective Date, Borrower shall prepay the Loans and/or cash collateralize the outstanding Letters of Credit in an aggregate amount equal to 100% or, in the case of issuances of debt Securities and other forms of Indebtedness permitted under Section 7.1(viii), 50% of such Net Debt Proceeds; provided, however, that such Net Debt Proceeds received by Borrower or any of its Restricted Subsidiaries from any issuance of any debt Securities or other forms of Indebtedness permitted under clause (viii) or (xiv) of Section 7.1 shall be excluded from the requirements of this subsection 2.4B(iii)(c) to the extent such proceeds are used to make a Permitted Acquisition that complies with Section 7.7(vii) within 180 days after receipt of such proceeds or within such 180-day period Borrower or any of its Restricted Subsidiaries enters into a binding agreement to make a Permitted Acquisition that complies with Section 7.7(vii); provided, further, that, to the extent any such Net Debt Proceeds are not used to make such a Permitted Acquisition within such 180-day period or Borrower or any of its Restricted Subsidiaries have not entered into a binding agreement to make such a Permitted Acquisition within such 180-day period or such proceeds are not used to make such a Permitted Acquisition in accordance with any such binding agreement, then such proceeds shall be applied to prepay the Loans and/or cash collateralize the outstanding Letters of Credit in an aggregate amount equal to 100% or, in the case of issuances of debt Securities and other forms of Indebtedness permitted under Section 7.1(viii), 50% of the amount of such Net Debt Proceeds.”

2.3                               Section 7.6A.  With effect as of the Third Amendment Effective Date, Section 7.6A of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“A.                              Maximum Consolidated Total Leverage Ratio.  Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

Period	Maximum Consolidated Total Leverage Ratio
May 1, 2011 – October 31, 2012	7.35:1.00
November 1, 2012 – April 30, 2013	7.00:1.00
May 1, 2013 – October 31, 2013	6.50:1.00
November 1, 2013 – April 30, 2014	6.25:1.00
May 1, 2014 – January 31, 2015	5.75:1.00
February 1, 2015 – April 30, 2015	5.50:1.00
May 1, 2015 and thereafter	5.25:1.00”

2.4                               Section 7.7(vi).  With effect as of the Third Amendment Effective Date, Section 7.7(vi) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(vi)                        Borrower and its Restricted Subsidiaries may make Asset Sales of assets having an aggregate fair market value (excluding, in each case so long as the conditions set forth in the following proviso are satisfied, the aggregate fair market value of (x) the assets and Capital Stock disposed of in connection with the Asset Sale related to the Lake Charles Gaming Facilities on or about February 9, 2012 and (y) assets and Capital Stock disposed of in connection with Asset Sales completed after June 1, 2012 related to the Biloxi Gaming Facilities) not in excess of $100,000,000; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) no less than 75% of the consideration received for such assets shall be in the form of Cash, with the remainder in promissory notes, which notes shall be pledged to Administrative Agent pursuant to the applicable Collateral Documents; and (z) the Net Asset Sale Proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);”

3.                                      AMENDMENT FEE.  In addition to all other amounts payable by Borrower to Administrative Agent and/or the Lenders under the Credit Agreement and the other Loan Documents, Borrower shall pay to Administrative Agent, for the account of each Lender that has executed and delivered a signature page or written consent to this Amendment evidencing such Lender’s consent to this Amendment on or prior to 5:00 p.m. Pacific time on November 20, 2012, a non-refundable amendment fee in an amount equal to 0.10% of the sum of the aggregate outstanding principal amount of such consenting Lender’s Term Loans and Revolving Loan Commitment as of the Third Amendment Effective Date (collectively, the “Amendment Fee”), which is fully earned, due and payable on the Third Amendment Effective Date.

4.                                      REPRESENTATIONS AND WARRANTIES.  To induce the Requisite Lenders to agree to this Amendment, Borrower and each of the other Loan Parties represents to the Lenders and the Administrative Agent that as of the date hereof and as of the Third Amendment Effective Date:

4.1                               Borrower and each of the other Loan Parties has all power and authority to enter into, execute and deliver this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Amendment;

4.2                               the execution and delivery of this Amendment and the performance of the obligations of Borrower and each of the other Loan Parties under or in respect of this Amendment have been duly authorized by all necessary action on the part of Borrower and each of the other Loan Parties;

4.3                               the execution and delivery of this Amendment and the performance of the obligations of Borrower and each of the other Loan Parties under or in respect of this Amendment do not and will not conflict with or violate (i) any provision of the articles or certificate of incorporation or bylaws (or similar constituent documents) of Borrower or any other Loan Party, (ii) any provision of any law or any governmental rule or regulation (other than any violation of any such law, governmental rule or regulation, or Gaming Law, in each case which could not reasonably be expected to result in a Material Adverse Effect or cause any liability to any Lender), (iii) any order, judgment or decree of any Governmental Authority or arbitrator binding on Borrower or any other Loan Party (other than any violation of any such order, judgment or decree, in each case which could not reasonably be expected to result in a Material Adverse Effect or cause any liability to any Lender), or (iv) any material indenture, material agreement or material instrument to which Borrower or any other Loan Party is a party or by which Borrower or any other Loan Party, or any property of any of them, is bound (other than any such conflict, breach or default which could not reasonably be expected to result in a Material Adverse Effect), and do not and will not require any consent or approval of any Person that has not been obtained;

4.4                               Borrower and each of the other Loan Parties has duly executed and delivered this Amendment, and this Amendment constitutes a legal, valid and binding obligation of Borrower and each of the other Loan Parties, enforceable against Borrower and each of the other Loan Parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

4.5                               after giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment or the performance by Borrower and the other Loan Parties of their obligations hereunder that would constitute a Potential Event of Default or an Event of Default; and

4.6                               each of the representations and warranties made by Borrower and the other Loan Parties in or pursuant to the Loan Documents, as amended hereby, shall be true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, or which by their context relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

5.                                      EFFECTIVENESS OF THIS AMENDMENT; ORDER OF SEQUENCE, ETC.

5.1                               Effectiveness of this Amendment.  The effectiveness of the provisions of Section 2 of this Amendment is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Third Amendment Effective Date”):

(a)                                 The Administrative Agent shall have received, on behalf of the Lenders, this Amendment, duly executed and delivered by the Borrower, the Administrative Agent, the Requisite Lenders (or the duly executed and delivered written consent thereof), and the Subsidiary Guarantors.

(b)                                 The Administrative Agent shall have received the Amendment Fee, on behalf of the Lenders that have executed and delivered this Amendment (or a consent thereto) as of the deadline set forth in Section 3.

6.                                      ACKNOWLEDGMENTS.  By executing this Amendment, each of the Loan Parties (a) consents to this Amendment and the performance by Borrower and each of the other Loan Parties of their obligations hereunder, (b) acknowledges that notwithstanding the execution and delivery of this Amendment, and except as expressly modified hereby, the obligations of each of the Loan Parties under the Subsidiary Guaranty, the Security Agreement, the Mortgages, the Ship Mortgages and each of the other Loan Documents to which such Loan Party is a party, are not impaired or affected and each of the Subsidiary Guaranty, the Security Agreement, the Mortgages, the Ship Mortgages and each such other Loan Document continues in full force and effect, (c) affirms and ratifies, to the extent it is a party thereto, the Subsidiary Guaranty, the Security Agreement, the Mortgages, the Ship Mortgages and each other Loan Document with respect to all of the Obligations as expanded or amended hereby and (d) reaffirms the security interests, Liens, mortgages and conveyances it has granted to or made in favor of or for the benefit of Administrative Agent under the Collateral Documents and confirms that such security interests, Liens, mortgages and conveyances continue to secure the obligations recited to be secured by the applicable Collateral Documents, after giving effect to this Amendment.

7.                                      MISCELLANEOUS.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5- 1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  This Amendment may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this Amendment, when signed by all of the parties listed below shall constitute a single binding agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this Amendment.  Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby.  This Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement.  Sections 10.17 and 10.18 of the Credit Agreement shall apply to this Amendment and all past and future amendments to the Credit Agreement and other Loan Documents as if expressly set forth herein or therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their officers or partners thereunto duly authorized as of the day and year first above written.

ISLE OF CAPRI CASINOS, INC,
a Delaware corporation		IOC- CARUTHERSVILLE, LLC

By:	/s/ Virginia McDowell	IOC - BOONVILLE, INC.
Name:	Virginia McDowell	IOC DAVENPORT, INC.
Title:	President and Chief Executive Officer	IOC - KANSAS CITY, INC.
IOC - LULA, INC.
IOC - NATCHEZ, INC.
IOC BLACK HAWK COUNTY, INC.
IOC HOLDINGS, L.L.C.
IOC SERVICES, LLC
ISLE OF CAPRI BETTENDORF MARINA CORPORATION
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI MARQUETTE, INC.
PPI, INC.
RIVERBOAT CORPORATION OF MISSISSIPPI
RIVERBOAT SERVICES, INC.
ST. CHARLES GAMING COMPANY, INC.
BLACK HAWK HOLDINGS, L.L.C.
CCSC/BLACKHAWK, INC.
IC HOLDINGS, COLORADO, INC.
IOC BLACK HAWK DISTRIBUTION COMPANY, LLC
ISLE OF CAPRI BLACK HAWK CAPITAL CORP.
ISLE OF CAPRI BLACK HAWK, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
IOC-CAPE GIRARDEAU LLC

		By:	/s/ Virginia McDowell
		Name:	Virginia McDowell
		Title:	President and Chief Executive Officer

[Signature Page to Third Amendment to Credit Agreement]

RAINBOW CASINO-VICKSBURG
PARTNERSHIP, L.P.

By: IOC-VICKSBURG, INC., its General Partner

By:	/s/ Virginia McDowell
Name:	Virginia McDowell
Title:	President and Chief Executive Officer

[Signature Page to Third Amendment to Credit Agreement]

Acknowledged:

WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender, Issuing Bank and a Lender

By:	/s/ Donald Schubert
Name:	Donald Schubert
Title:	Managing Director

[Signature Page to Third Amendment to Credit Agreement]